Exhibit 1.1

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED

UNDERWRITING AGREEMENT

[●], 2024

Bancroft Capital, LLC

501 Office Center Drive, Suite 130

Fort Washington, PA 19034

as Representative of the several Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, Hong Kong Pharma Digital Technology Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (collectively with its subsidiaries, including, without limitation, all subsidiaries disclosed or described in the Registration Statement (as hereinafter defined), the “Company”), and certain selling shareholders set forth on Schedule F to this Agreement (as defined below) (the “Selling Shareholders”) hereby confirm their agreement (this “Agreement”) with several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named on Schedule A hereto for which Bancroft Capital, LLC is acting as the representative of the Underwriters (in such capacity, the “Representative” and if there are no underwriters other than the Representative, references to multiple “Underwriters” shall be disregarded and the term Representative as used herein shall have the same meaning as “Underwriter”) in connection with the proposed initial public offering by the Company and the Selling Shareholders of the Offered Securities (as defined below).

The Company proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters an aggregate of [●] authorized but unissued ordinary shares (“Firm Shares”), par value $0.001 per share (the “Ordinary Shares”), of the Company. The Company has also granted to the Underwriters an option to purchase up to [●] authorized but unissued additional Ordinary Shares, on the terms and for the purposes set forth in Section 3(c) hereof (the “Additional Shares”). The Firm Shares and any Additional Shares purchased pursuant to this Agreement are herein collectively referred to as the “Company Shares.”

The Selling Shareholders propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [●] issued and outstanding Ordinary Shares held by the Selling Shareholders (the “Selling Shareholders Shares,” and together with the Company Shares, the “Offered Securities”). The offering and sale of the Offered Securities contemplated by this Agreement is referred to herein as the “Offering.”

The Company and the Selling Shareholders confirm their agreement with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters as follows with the understanding that the same may be relied upon by the Underwriters in this Offering, as of the date hereof and as of the Closing Date (as defined below in Section 3(b) and 3(d)) and each Option Closing Date (as defined below in Section 3(d)), if any:

(a) Filing of the Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, and an amendment or amendments thereto (File No. 333-282876), which contains a form of prospectus to be used in connection with the Offering. Such registration statement, as amended, including the financial statements and notes, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall also include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Offered Securities included in the Registration Statement at the effective date of the Registration Statement (“Effective Date”), is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below in Section 1(b)) is hereinafter called the “Pricing Prospectus.” Any reference herein to any Registration Statement, preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b) “Applicable Time” means [●] p.m., Eastern Time, on the date of this Agreement.

(c) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations on [●], 2024. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the Offering, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the Offering, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any Rule 462(b) Registration Statement, or any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Registration Statement, Pricing Prospectus and Prospectus, (ii) the table listing the names of the Underwriters and the allocation of shares between the Underwriters in the “Underwriting” section in the Prospectus, and (iii) the sub-sections titled “Electronic Offer, Sale, and Distribution,” “Price Stabilization, Short Positions and Penalty Bids,” and “Other Relationships” in each case under the caption “Underwriting” in the Prospectus (the “Underwriters Information”). There are no contracts or other documents required to be described in the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) the pricing terms set forth in Schedule C to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriters Information.

(e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters Information.

(g) Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested in writing.

(h) Distribution of Offering Material by the Company. The Company has not distributed or authorized the distribution of, and will not distribute, prior to the completion of the Underwriters’ purchase of the Offered Securities, any offering material in connection with the Offering other than a preliminary prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters, and the Registration Statement.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Offered Securities and the Underwriters’ Securities. The Offered Securities to be sold by the Company through the Underwriters have been duly and validly authorized by all required corporate action and have been reserved for issuance and sale pursuant to this Agreement and, when so issued and delivered by the Company, will be validly issued, fully paid and non-assessable, free and clear of all Liens (as defined in sub-section (r)) imposed by the Company. The Ordinary Shares underlying the Representative’s Warrants (as defined below in Section 3(g)) (the “Underlying Shares” and together with the Representative’s Warrants, the “Underwriters’ Securities”) are duly authorized and, when issued and paid for in accordance with the terms of the Representative’s Warrants, as applicable, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Company has sufficient Ordinary Shares for the issuance of the maximum number of Offered Securities and Underlying Shares issuable pursuant to the Offering as described in the Prospectus.

(k) No Applicable Registration or Other Similar Rights. Except as otherwise disclosed in the Registration Statement, there are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement and included in the Offering.

(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change” and any resulting effect, a “Material Adverse Effect”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its share capital.

(m) Independent Accountant. Onestop Assurance PAC (the “Accountant”), which has expressed its opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(n) Preparation of the Financial Statements. Each of the historical financial statements of the Company, respectively, filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, presents fairly in all material respects the information provided as of and at the dates and for the periods indicated (provided that unaudited interim financial statements are subject to normal year-end audit adjustments that are not expected to be material in the aggregate) as required by the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”). Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Except as included therein, no other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus. Each item of historical financial data relating to the operations, assets or liabilities of the Company set forth in summary form in each of the preliminary prospectuses and the Prospectus fairly presents in all material respects such information on a basis consistent with that of the complete financial statements contained therein.

(o) Incorporation and Good Standing. The Company has been duly incorporated or formed and is validly existing and in good standing as a company limited by shares under the laws of the jurisdiction of its formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Representative’s Warrants. As of the Closing Date, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Registration Statement, the Disclosure Package or the Prospectus.

(p) Capitalization and Other Share Capital Matters. The authorized, issued and outstanding share capital of the Company is as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Registration Statement, the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Registration Statement, the Disclosure Package and Prospectus, as the case may be). The Ordinary Shares conform, and, when issued and delivered as provided in this Agreement, the Offered Securities will conform, in all material respects to the description thereof contained in each of the Registration Statement, the Disclosure Package and Prospectus. All of the issued and outstanding share capital have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding share capital were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Depository Trust Company (the “DTC”) has authorized the Ordinary Shares for delivery through its full fast transfer facilities. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of the Company other than those described in the Registration Statement, the Disclosure Package and the Prospectus. The description of the Company’s share option and other share plans or arrangements, if any, and the options or other rights granted thereunder, set forth in the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. No further approval from Nasdaq (as defined below) or authorization of any shareholder, the Board of Directors (as defined below) or others is required for the issuance and sale of the Offered Securities and the Underlying Shares. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its memorandum and articles of association (as amended, restated, supplemented and/or otherwise modified from time to time) or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the Representative’s Warrants, and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the memorandum and articles of association of the Company, as the same may be amended and restated from time to time, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach Default or violation could not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and the Representative’s Warrants, and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the Offered Securities and the Underlying Shares under the Securities Act and applicable state securities or blue sky laws, approval for listing on the Nasdaq and no objection from the Financial Industry Regulatory Authority (“FINRA”).

(r) Subsidiaries. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule E hereto. Each of the Subsidiaries has been duly formed, is validly existing under the laws of the jurisdiction of its formation, Hong Kong, and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Registration Statement, the Disclosure Package, the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change on the Company and its Subsidiaries, taken as a whole. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid in accordance with its articles of incorporation, articles of association, memorandum of association, bylaws or other charter documents and non-assessable and are free and clear of all liens, encumbrances, equities or claims (“Liens”). None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Other than the Subsidiaries, the Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that the entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under IFRS with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such person.

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened (i) against the Company or any of its Subsidiaries, (ii) to the Company’s knowledge, which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company or any of its Subsidiaries, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and the Representative’s Warrants. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer of the Company, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company or any Subsidiary, nor any director or officer thereof, is or has within the last ten years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(t) Intellectual Property Rights. Each of the Company and its Subsidiaries owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) neither the Company nor any of its Subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, Disclosure Package and the Prospectus and are not described in all material respects; (iii) none of the technology employed by the Company or its Subsidiaries has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, in violation of the rights of any persons, except for such violations that would not reasonably be expected to result in a Material Adverse Effect; and (iv) neither the Company nor any of its Subsidiaries is subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights.

(u) All Necessary Permits. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and its Subsidiaries possess such valid and current certificates, authorizations or permits issued by the applicable regulatory agencies or bodies necessary to conduct their respective business, and has made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or assets or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where any lack of the licenses would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect, and has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such licenses and, to the knowledge of the Company, the Company has no reason to believe that such licenses will not be renewed in the ordinary course of their respective business that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect. Such licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Disclosure Package or the Prospectus.

(v) Title to Properties. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and its Subsidiaries has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(n) above (or elsewhere in the Registration Statement, the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and/or its Subsidiaries. The real property, improvements, equipment and personal property held under lease by each of the Company and its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company and/or its Subsidiaries.

(w) Tax Law Compliance. (i) The Company and its Subsidiaries have each filed all federal, state, local and foreign income tax returns required to be filed as of the date of this Agreement or have timely and properly filed requested extensions thereof and have paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them in all material respects; (ii) No tax deficiency has been determined adversely to the Company or any of its Subsidiaries that has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect; (iii) The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined; and (iv) All Hong Kong local governmental tax credit, exemptions, waivers, financial subsidies, and other local and national tax relief, concessions and preferential treatment enjoyed by any of the Company or its Subsidiaries as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of Hong Kong in all material respects. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(x) Company Not an “Investment Company.” None of the Company or its Subsidiaries is, or after giving effect to payment for the Offered Securities and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Registration Statement, the Disclosure Package and the Prospectus will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) Transactions Affecting Disclosure to FINRA.

(i) FINRA Affiliation. No officer, director or any beneficial owner of 10% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any Participating Member (as defined under FINRA rules). The Company will advise the Representative and Ortoli Rosenstadt LLP (“Representative’s Counsel”) if it learns that any officer, director or owner of 10% or more of the Company’s outstanding Ordinary Shares is or becomes an affiliate or registered person of a Participating Member;

(ii) Payments Within Twelve Months. None of the Company or its Subsidiaries has made any direct or indirect payments (in cash, securities or otherwise) to: (A) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) any Participating Member; or (C) any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the twelve months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering or otherwise disclosed to the Representative or the Representative’s Counsel;

(iii) Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any Participating Member or its affiliates, except as specifically authorized herein;

(iv) No Finder’s Fee. There are no contracts, agreements, or understandings between the Company or its Subsidiaries and any other person that would give rise to a valid claim against the Company or its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering, or any other arrangements, agreements, understandings, payments, or issuance with respect to the Company, or its Subsidiaries, or any of their respective officers, directors, shareholders, partners, employees or related parties that may affect the Underwriters’ compensation as determined by FINRA; and

(v) Information. All information provided by the Company in its FINRA questionnaire to the Representative’s Counsel specifically for use by the Representative’s Counsel in connection with its public offering system filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(z) [Reserved.]

(aa) Related Party Transactions. There are no business relationships or related-party transactions, directly or indirectly, involving the Company or its Subsidiaries with any related person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been as set forth in the Registration Statement, the Prospectus and the Pricing Prospectus.

(bb) Disclosure Controls and Procedures. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the extent required, the Company has established and maintains including, but not limited to disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations), internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that comply with all applicable laws and regulations designed to ensure that information required to be disclosed by the Company in the reports it files or submits under including without limitation the Securities Act, the Exchange Act, the Sarbanes-Oxley Act (as defined below), the rules and regulations of the Commission, and the Exchange Rules (as defined below) is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Disclosure Package and in the Prospectus.

(cc) Company’s Accounting System.

(a) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b) Except as disclosed in the Registration Statement, in the Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and neither the Company nor its board of directors (“Board of Directors”) is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Board of Directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable rules of the listing exchange (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(dd) Money Laundering Law Compliance. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the United States Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where each of the Company and its Subsidiaries conducts business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to any Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) OFAC. (i) Neither the Company, any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, representative or affiliate of the Company or any Subsidiary, of any other person authorized to act on behalf of the Company or any of its Subsidiaries, is an individual or entity of any kind (“Person”) that is, or is owned or controlled by a Person that is:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Russia, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary or affiliated entity, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, none of the Company or its Subsidiaries has knowingly engaged in, and is now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ff) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, to the best of the Company’s knowledge, any director, officer, employee or affiliate of the Company, any Subsidiary or any other person authorized to act on behalf of the Company has, directly or indirectly, taken any action that (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if done in the past, might reasonably be expected to have a Material Adverse Effect or (iii) if continued in the future, might reasonably be expected to materially and adversely affect the assets, business, or operations of the Company or any of its Subsidiaries. The foregoing includes, without limitation, giving or agreeing to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or any of its Subsidiaries (or assist it in connection with any actual or proposed transaction) that might subject the Company or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

(gg) Internal Control and Compliance with Sarbanes-Oxley Act of 2002. The Company, its Subsidiaries, and the Company’s board of directors have taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, the Company is in full compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications required under the Sarbanes-Oxley Act and the Exchange Rules.

(hh) Exchange Act Filing. A registration statement in respect of the Ordinary Shares has been filed on Form 8-A (the “Form 8-A Registration Statement”) pursuant to Section 12(b) of the Exchange Act or other applicable form under the Exchange Act, which registration statement complies in all material respects with the Exchange Act. The Form 8-A Registration Statement is effective as of the Applicable Time, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(ii) Earning Statements. The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the EDGAR system) to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations.

(jj) Periodic Reporting Obligations. During the Prospectus Delivery Period (as defined below in Section 4(a)), the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the Offering as may be required under Rule 463 under the Securities Act.

(kk) [Reserved.]

(ll) Foreign Tax Compliance. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in Hong Kong or the Cayman Islands to any Hong Kong, or Cayman Islands taxing authority in connection with the issuance, sale and delivery of the Offered Securities, and the delivery of the Offered Securities to or for the account of the Underwriters.

(mm) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, officers and beneficial owners of 5% or more of the Company’s voting securities prior to the Offering (the “Insiders”) as well as in the lock-up agreements in the form attached hereto as Exhibit A provided to the Representative is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider and described in the Registration Statement, the Disclosure Package and the Prospectus to become inaccurate and incorrect.

Any certificate signed by an officer of the Company and delivered to the Representative or to the Representative’s Counsel shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsels to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(nn) Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the Offering hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Registration Statement and the Prospectus set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(oo) Regulation M Compliance; No Price Stabilization or Manipulation. The Company has not, and to its knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities or the Underlying Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Offered Securities or the Underlying Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Offering. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(pp) EGC Status and Testing the Waters Communications. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Test the Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (“Emerging Growth Company”). “Testing the Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the prior consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule G hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(qq) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(rr) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Underwriters’ request.

(ss) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(tt) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(uu) No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Offered Securities and the Underwriters’ Securities, and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

(vv) No Accounting Issues. The Company has not received any notice, oral or written, from its Board of Directors or audit committee stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board of Directors or audit committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

(ww) Forward-looking Statements. No forward-looking statement contained in the Registration Statement, the Disclosure Package, the Prospectus, or in any amendments and supplements thereof, has been made or reaffirmed, or will be made, without a reasonable basis, or has been disclosed or will be disclosed other than in good faith at the time such statement is made or will be made.

(xx) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged in the jurisdictions that the Company and each of its Subsidiaries operate as required by the laws of such jurisdictions; all policies of insurance and any fidelity or surety bonds insuring any of the Company or its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Company and each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by any of the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause unless such denials or defenses would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(yy) Operating and Other Data. All operating and other data of the Company set forth in the Registration Statement, the Disclosure Package and the Prospectus are true and accurate in all materials respects.

(zz) Third-party Data. Any statistical, industry-related and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agrees with the sources from which it is derived, and the Company has obtained all written consents for the use of such data from such sources to the extent required.

(aaa) Compliance with Environmental Laws. The Company and its Subsidiaries are (a) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.

(bbb) Compliance with Law, Constitutive Documents and Contracts. Neither the Company nor any of the Subsidiaries is (a) in breach or violation of any provision of applicable law (including, but not limited to, any applicable law concerning information collection and user privacy protection) or (b) in breach or violation of its respective constitutive documents, or (c) in default under (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company or any of the Subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries, except in the cases of (a) and (c) above, where any such breach, violation or default would not have a Material Adverse Effect.

(ccc) No Unlawful Influence. None of the Company or its Subsidiaries has offered, or caused the Underwriters to offer, shares to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or its Subsidiaries or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or its Subsidiaries or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or its Subsidiaries or any such affiliate.

(ddd) Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Disclosure Package and the Prospectus, or (ii) is material to the Company’s business of the Company and its Subsidiaries taken as a whole, has been duly authorized and validly executed by the Company and/or its Subsidiaries, constitutes the legal, valid and binding obligation of the Company, is in full force and effect in all material respects and is enforceable against the Company and/or its Subsidiaries and, to the Company’s knowledge, the other parties thereto, in accordance with their respective terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company and/or its Subsidiaries, and neither the Company and/or its Subsidiaries nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except for any default or event that would not reasonably be expected to result in a Material Adverse Effect. To the best of the Company’s knowledge, performance by the Company and/or its Subsidiaries of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental or regulatory agency, authority, body, entity or court, domestic or foreign, having jurisdiction over the Company and/or its Subsidiaries or any of their/its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

(eee) Prior Securities Transactions. No securities of the Company have been sold by the Company or, to the Company’s knowledge, by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Disclosure Package and the preliminary prospectus.

(fff)  Regulations. The disclosures in the Registration Statement, the Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign laws, rules and regulations relating to the Offering and the Company’s business as currently conducted or contemplated are, to the Company’s knowledge, correct and complete in all material respects and no other such laws, rules or regulations are required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus which are not so disclosed.

(ggg) Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(hhh)  ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) (if any are applicable and subject to ERISA) established or maintained by the Company or its “ERISA Affiliates,” if any, (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(iii)  Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus which have not been described or incorporated by reference as required.

(jjj)  Electronic Road Show. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) of the Securities Act Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Securities Act Regulations) is required in connection with the Offering.

(kkk)  Dividends and Distributions. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital (in each case, to the extent that any such prohibition or restriction on dividends and/or distributions would have a material effect to the Company), from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(lll)  Corporate Records. The minute books of the Company have been made available to the Representative and Representative’s Counsel and such books (i) contain minutes of all material meetings and actions of the Board of Directors (including each board committee) and security holders of the Company, and (ii) reflect all material transactions referred to in such minutes.

(mmm)  Diligence Materials. The Company has provided to the Representative and Representative’s Counsel all materials required or necessary to respond in all material respects to the diligence request submitted to the Company by the Representative.

(nnn) The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Representations and Warranties of the Selling Shareholders.

Each Selling Shareholder, severally, hereby represents and warrants to the Underwriters, as of the date hereof and as of the Closing Date, as follows:

(a) Due Authorization. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder, and constitutes a valid, legal and binding obligation of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, agreement or instrument to which such Selling Shareholder is a party or by which it is bound or to which any of its property is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its properties, except for violations and defaults that individually or in the aggregate would not reasonably be expected to have a material adverse effect. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the sale of Selling Shareholders Shares by such Selling Shareholder, except as may be required under the Securities Act or state securities or blue sky laws; and such Selling Shareholder has the power and authority to enter into this Agreement and to sell the Selling Shareholders Shares to be sold by it as contemplated by this Agreement.

(b) Duly Formed and Validly Existing. Where applicable, each Selling Shareholder has been duly formed and is validly existing as a company limited by shares in good standing under the laws of the jurisdiction of its formation. The beneficial owner(s) of each Selling Shareholder are as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus or any amendment or supplement thereto. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, and for the sale and delivery of the Selling Shareholders Shares to be sold by the Selling Shareholder hereunder, have been obtained.

(c) No Conflicts. The sale of the Selling Shareholders Shares to be sold by the Selling Shareholders hereunder and the compliance by the Selling Shareholders with this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Selling Shareholders is a party or by which any of the Selling Shareholders is bound or to which any of the property or assets of any of the Selling Shareholders is subject, except as would not reasonably be expected to affect the validity of the Selling Shareholders Shares being sold by the Selling Shareholders or impact the ability of each of the Selling Shareholders to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by each of the Selling Shareholders of its obligations under this Agreement and the consummation by each of the Selling Shareholder of the transactions contemplated by this Agreement in connection with the Selling Shareholders Shares to be sold by the Selling Shareholders hereunder, except the registration under the Securities Act of the Selling Shareholders Shares or approval for listing on the Nasdaq Capital Market (“Nasdaq”) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under federal or state securities or Blue Sky laws or the rules and regulations of FINRA in connection with the purchase and distribution of the Selling Shareholders Shares by the Underwriters.

(d) Record Holder. Such Selling Shareholder is, on the date hereof, the record and beneficial owner of all of the Selling Shareholders Shares to be sold by such Selling Shareholder hereunder free and clear of all Liens.

(e) Taxes. On the Closing Date, all share transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer by such Selling Shareholder of the Selling Shareholders Shares to be sold by such Selling Shareholder will be fully paid or provided for by such Selling Shareholder and all laws imposing such taxes will be fully complied with.

(f) Compliance. All information with respect to such Selling Shareholder contained in the Registration Statement and the Prospectus, or any amendment or supplement thereto, complied or will comply in all material respects with all applicable requirements of the Securities Act and the Securities Act Regulations promulgated thereunder and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) No Transfer of Shares. Such Selling Shareholder, directly or indirectly, has not entered into any commitment, transaction or other arrangement, including any prepaid forward contract, 10b5-1 plan or similar agreement, which transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of the Selling Shareholders Shares to be sold by such Selling Shareholder hereunder, except as has been previously disclosed in writing to the Underwriter.

(h) No Free Writing Prospectus. Such Selling Shareholder represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus” (as defined in Rule 405 of the Securities Act) and further represents that it has not distributed and will not distribute any written materials in connection with the offer or sale of the Selling Shareholders Shares to be sold by such Selling Shareholder hereunder that could otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed with the Commission or retained under Rule 433 of the Securities Act.

(i) Accurate Information. All information relating to such Selling Shareholder furnished by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement or the Prospectus, as the case may be, is as of the Closing Date, true, correct, and complete in all material respects, and does not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading in light of the circumstances under which such information was furnished. In addition, such Selling Shareholder confirms as accurate the number of Ordinary Shares set forth opposite such Selling Shareholder’s name in the Prospectus under the caption “Selling Shareholder” (both prior to and after giving effect to the sale of the Shares).

(j) No Restrictions. Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities (other than the Selling Shareholders Shares) registered for sale by the Company under the Registration Statement or included in an offering contemplated by this Agreement, except for such rights that have been waived.

(k) Absence of Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l) Obligations of the Selling Shareholders. The obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or any individual who is a shareholder of the Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or shareholder of a Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Selling Shareholders Shares to be sold by the Selling Shareholder hereunder, certificates or book entry securities entitlements representing the Selling Shareholders Shares to be sold by the Selling Shareholder hereunder shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement.

(m) OFAC. (i) None of the Selling Shareholders, or in the event that the Selling Shareholder is an entity, any of its subsidiaries, or, to the knowledge of each Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

A. the subject of any Sanctions, or

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Russia, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) Each Selling Shareholders will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. knowingly, in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Each Selling Shareholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(n) Money Laundering Law Compliance. In the event that the Selling Shareholder is an entity, the operations of such Selling Shareholder and any of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving each Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of each Selling Shareholder, threatened.

(o) ERISA. In the event that the Selling Shareholder is an entity, such Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(p) Accuracy of Representations and Warranties. Such Selling Shareholder has reviewed the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed therein that has had or could reasonably be expected to result in a Material Adverse Effect, and such Selling Shareholder is not prompted to sell Ordinary Shares by any information concerning the Company that is not set forth in the Registration Statement or the Prospectus.

SECTION 3. Firm Shares, Additional Shares, Selling Shareholders Shares and Representative’s Warrants.

(a) Purchase of Firm Shares and the Selling Shareholders Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters, severally and not jointly, an aggregate of [●] Ordinary Shares (the “Firm Shares”) at a purchase price (net of discounts)1 of $[●] per Ordinary Share, and (ii) the Selling Shareholders agree to sell to the Underwriters the Selling Shareholders Shares at a purchase price (net of discounts)2 of $[●] per Share. The Underwriters agree to purchase (i) from the Company the Firm Shares set forth opposite their respective names on Schedule A attached hereto and made a part hereof. The aggregate purchase price for the Firm Shares shall equal the amount set forth opposite the name of each such Underwriter on Schedule A attached hereto and (ii) from the Selling Shareholders the Selling Shareholders Shares.

[1]	7.0%
[2]	7.0%

(b) Delivery of and Payment for Firm Shares and the Selling Shareholders Shares. Delivery of and payment for the Firm Shares and the Selling Shareholders Shares shall be made at 10:00 A.M., Eastern time, on the second (2nd) business day following the Applicable Time, or at such time as shall be agreed upon by the Underwriters, the Company and/or the Selling Shareholders, at the offices of the Representative’s Counsel or at such other place as shall be agreed upon in writing by the Underwriters, the Company and/or the Selling Shareholders. The hour and date of delivery of and payment for the Firm Shares and the Selling Shareholders Shares is called the “Closing Date.” The closing of the payment of the purchase price for, and delivery of certificates representing the Firm Shares, as applicable, is referred to herein as the “Closing.” Payment for the Firm Shares and the Selling Shareholders Shares shall be made on the Closing Date by wire transfer in federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Shares and the Selling Shareholders Shares (or if uncertificated through the full fast transfer facilities of the DTC) for the account of the Underwriters. The Firm Shares and the Selling Shareholders Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two business days prior to the Closing Date. If certificated, the Company and the Selling Shareholders will permit the Underwriters to examine and package the Firm Shares and the Selling Shareholders Shares for delivery at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares, and the Selling Shareholders shall not be obligated to sell or deliver the Selling Shareholders Shares, except upon tender of payment by the Underwriters for all the Firm Shares and the Selling Shareholders Shares, respectively.

(c) Additional Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option (the “Over-allotment Option”) exercisable for 45 days from the date of the Prospectus (the “45-day period”) to purchase up to an additional [●]3 Ordinary Shares, in each case solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares, all or any portion of the Additional Shares at the same purchase price as the Firm Shares. The Over-allotment Option is, at the Underwriters’ sole discretion, for Additional Shares.

(d) Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 3(c) hereof may be exercised by the Underwriters on or within the 45-day period. The purchase price to be paid per Additional Shares shall be equal to the price per Firm Share in Section 3(a). The Underwriters shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option may be exercised in whole or in part, and may be exercised more than once, during the 45-day period. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriters, which shall be confirmed in writing via overnight mail or facsimile or other electronic transmission, setting forth the number of Additional Shares to be purchased and the date and time for delivery of and payment for the Additional Shares (the “Option Closing Date”), which shall not be later than five (5) full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriters, at the offices of the Representative’s Counsel, or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriters. If such delivery and payment for the Additional Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional Shares specified in such notice and (ii) the Underwriters shall purchase that portion of the total number of Additional Shares.

(e) Delivery and Payment of Additional Shares. Payment for the Additional Shares shall be made on the Option Closing Date by wire transfer in federal (same day) funds, upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Additional Shares (or through the facilities of DTC) for the account of the Underwriters. The Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two (2) full business days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Shares except upon tender of payment by the Underwriters for applicable Additional Shares. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” as used heretofore and henceforth shall also refer to the time and date of delivery of the Firm Shares and Additional Shares.

[3]	15% of the Firm Shares

(f) Underwriting Discount. In consideration of the services to be provided for hereunder, the Underwriters shall receive a seven percent (7.0%) underwriting discount with respect to any Offered Securities sold to investors in this Offering.

(g) Representative’s Warrants. The Company hereby agrees to issue to the Representative (and/or each of its designees) on the applicable Closing Date and Option Closing Date (if applicable), warrants, substantially in the form of Exhibit D attached hereto, to purchase such number of Ordinary Shares equal to five percent (5.0%) of the Offered Securities sold by the Company and the Selling Shareholders, including any Additional Shares issued pursuant to the exercise of the Over-allotment Option (the “Representative’s Warrants). The Representative’s Warrants shall be exercisable at any time, and from time to time, in whole or in part, commencing six (6) months from the date of the Offering (the “Exercise Date”) and expiring on the third anniversary of the Exercise Date at an initial exercise price of $[●] per Ordinary Share, which is equal to one hundred and twenty percent (120%) of the initial public offering price of a Firm Share. The Representative’s Warrants may be exercised on a cashless basis. The Representative’s Warrants are not redeemable by the Representative. The Representative (or permitted assignees under the FINRA Rule 5110(e)) may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the Underlying Shares, nor will the Representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the Underlying Shares for a period of 180 days following the date of commencement of sales of the Offered Securities, except to (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions as permitted by FINRA Rule 5110(e)(2).

(h) Non-accountable Expense Allowance. The Company agrees that upon the closing of the Offering it will pay to the Representative a non-accountable expense allowance (the “Non-accountable Expense Allowance”) equal to one percent (1%) of the gross proceeds to be received by the Company on the Closing Date and the Option Closing Date, as applicable.

SECTION 4. Covenants of the Company.

The Company covenants and agrees with the Underwriters as follows:

(a) Underwriters’ Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of the Representative’s Counsel, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Pricing Prospectus or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably objects.

(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Offered Securities from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, to the extent the Company becomes subject to reporting obligation under the Exchange Act, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriters during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 4(a) and Section 4(f) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of each free writing prospectus listed on Schedule B hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Disclosure Package and the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Offered Securities for as long as required under applicable U.S. securities laws, including without limitation the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the rules and regulations of the Commission, and the Exchange Rules.

(i) Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the Offering, will be, overseen by the audit committee of the Board of Directors in accordance with the Exchange Rules.

(j) Exchange Listing. The Ordinary Shares have been duly authorized for listing on Nasdaq, subject to official notice of issuance. The Company is in material compliance with the provisions of the Exchange Rules and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof, the Closing Date or the Option Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Board of Directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating and corporate governance committee of the Board of Directors, as applicable, meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Board of Directors has at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with Nasdaq, the Company meets all requirements for listing on Nasdaq. The Company shall use its best efforts to maintain the listing on Nasdaq for three (3) years after the date of this Agreement.

(k) Future Reports to the Underwriters. For one year after the date of this Agreement, the Company will furnish, if not otherwise available on EDGAR, to the Representative at 501 Office Center Drive, Suite 130, Fort Washington, PA 19034, Attention: Jason Diamond, Head of Investment Banking: (i) as soon as practicable after the end of each fiscal year, copies of the annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 20-F, interim financial statements using a Form 6-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its share capital.

(l) Publicity. The Company has not, and will not issue press releases or engage in any other publicity without the Representative’s prior written consent, commencing on the date of the assignment agreement among the Representative, Eddid Securities USA Inc. (“Eddid”) and the Company on October 10, 2024, as amended from time to time (the “Assignment Agreement”), and continuing for a period of twenty-five (25) days from the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business. The Company covenants to adhere to all “gun jumping” and “quiet period” rules and regulations of the Commission prior to, during and following the initial filing of the Registration Statement and the consummation of the Offering.

(m) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(n) Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(o) Company Lock-Up.

(i) The Company will not, without the prior written consent of the Underwriters, for a period of six (6) months from the Effective Date (the “Lock-Up Period”), (i) offer, issue, sell, contract to sell, pledge, assign, transfer, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) directly or indirectly any of Ordinary Shares (including, without limitation, Ordinary Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Ordinary Shares, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement, (iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible, exercisable or exchangeable into Ordinary Shares or any of the Company’s other securities, or (iv) publicly disclose the intention to do any of the foregoing. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(ii) The restrictions contained in Section 4(o)(i) hereof shall not apply to: (A) the Offered Securities and the Underlying Shares (B) any options and other awards granted under a Company share incentive plan or Ordinary Shares issued pursuant to an employee share purchase plan, in each case, as described in the Registration Statement, the Disclosure Package or the Prospectus, and (C) the filing of a registration statement on Form S-8, including any amendments thereto for the registration of a Company share incentive plan (the “Form S-8”), and the grant by the Company of options or other share-based awards, or the issuance of Ordinary Shares of the Company under such plan; provided, however, that any Ordinary Shares or other securities issued pursuant to the Form S-8 shall remain subject to the restrictions on sales, transfer, assignment, pledge or hypothecation during the Lock-Up Period.

(p) Release of D&O Lock-up Period. If the Representative, in its sole discretion, agrees to release or waive the restrictions or a lock-up agreement described in Section 7(h) hereof for an officer, director or security holder of the Company and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver substantially in the form of Exhibit C hereto through a major news service at least two (2) business days before the effective date of the release or waiver.

(q) Right of First Refusal. The Company and the Representative agree that, for a period of twelve (12) months from the Closing Date, the Representative shall have an irrevocable right of first refusal (the “Right of First Refusal”) to provide investment banking services, which shall include, without limitation, (a) acting as lead manager for any underwritten public offering: and (b) acting as exclusive placement agent or initial purchaser in connection with any private placement of securities of the Company) to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters or placement agents, as applicable, which right is exercisable in the Representative’s sole discretion, provided, however, that such right shall be subject to FINRA Rule 5110(g), including that the Right of First Refusal may be terminated by the Company for cause. In the event the Company notifies the Representative of its intention to pursue an activity that would enable the Representative to exercise its Right of First Refusal to provide Future Services, the Representative shall notify the Company of its election to provide such Future Services within fifteen (15) days following receipt of notice in writing by the Company. Any decision by the Representative to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of the Representative and shall be subject to general market conditions. If such proposal is modified in any material respect, the Representative shall have the Right of First Refusal with respect to such revised proposal in accordance with the terms of this Section 4(q).

(r) Tail Period. The Representative shall be entitled to receive from the Company transaction fees equal to seven percent (7.0%) of the gross proceeds received by the Company, from an offering of any equity, debt, and/or equity derivative instruments to any investor actually introduced by the Representative to the Company during the Engagement Period that was not known to the Company or its Subsidiaries or affiliates previously, in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated within the twelve (12) month period following the expiration or termination of the Engagement Period. Such right shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause in case of the Representative’s material failure to provide the services contemplated in this Agreement. “Engagement Period” shall mean the period from the date of the Assignment Agreement and ending on the earlier of (x) the Closing Date or (y) December 31, 2024. In the event the Offering is terminated for cause as specified in Section 10, in compliance with FINRA Rule 5110(g), the Company shall not be obligated to pay the fees provided in this Section 4(r).

(s) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental or regulatory agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, and issuance and sale of the Offered Securities, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the Offering and the issuance and sale of the Offered Securities, under the laws and regulations of such jurisdiction except such as have been obtained or made.

SECTION 5. Covenants of the Selling Shareholders.

Each Selling Shareholder further covenants and agrees with the Underwriters as follows:

(a) Such Selling Shareholder, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all expenses (including transfer taxes allocated to the respective transferees) incurred by such Selling Shareholder in connection with the delivery to the Underwriters of the Shares to be sold by such Selling Shareholder hereunder.

(b) Such Selling Shareholder will deliver to the Underwriters prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof).

(c) During the Prospectus Delivery Period, such Selling Shareholder will advise the Underwriters promptly, and if requested by the Underwriters, will confirm such advice in writing, of any change in information relating to such Selling Shareholder in the Registration Statement or the Prospectus.

(d) Such Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to any “free writing prospectus” (as such term is defined in Rule 405 under the Securities Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Selling Shareholders Shares.

SECTION 6. Payment of Fees and Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses relating to the Offering, including but not limited to (i) all filing fees and communication expenses relating to the registration of the Offered Securities and the Underwriters’ Securities with the Commission and the filing and review of the offering materials with FINRA; (ii) all fees and expenses relating to the listing of the Ordinary Shares on Nasdaq; (iii) all reasonable fees, expenses and disbursements relating to background checks of the Company’s directors and officers ; (iv) all reasonable and documented fees and disbursements of the Representative’s Counsel; (v) the costs for due diligence meetings; (vi) all fees, expenses and disbursements relating to the registration or qualification of such securities under the “blue sky” securities laws of such states and other foreign jurisdictions as the Representative may reasonably designate (including, without limitation, all fees, expenses and disbursements of Representative’s Counsel relating to the registration, qualification, or exemption of the securities under the securities laws of such jurisdictions); (vii) the costs of preparing, printing, mailing, and delivering of the underwriting documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably require; (viii) the costs of preparing, printing and delivering certificates representing the Ordinary Shares to the extent required by the Representative, and the Representative’s Warrants, and the fees and expenses of the transfer agent for such securities; (ix) transfer taxes, if any, payable upon the transfer of securities from the Company to the Representative; (x) the fees and expenses of the Company’s accountants, legal counsel, public relations firm, clearing firm and registrar and other agents and representatives; (xi) all reasonable and documented fees and expenses for conducting a net road show presentation; and (xii) the costs for preparation of bound volumes and mementos in such quantities as the Representative may reasonably request; provided that the actual accountable expenses of the Representative shall not exceed $250,000, including but not limited to (i) all reasonable travel and lodging expenses incurred by the Representative and the Representative’s Counsel in connection with visits to, and examinations of, the Company; (ii) background check on the Company’s principal shareholders, directors and officers; (iii) the reasonable cost for roadshow meetings; (iv) all due diligence expenses; and (v) legal counsel fees. The Company has advanced $[●] to the Representative to cover its out-of-pocket expenses (the “Advance”). The Advance will be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

The Company shall also pay to the Representative by deduction from the net proceeds of the Offering, a non-accountable expense allowance, as set forth in Section 3(h), equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Company Shares.

SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Securities as provided herein on the Closing Date or the Option Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof and on the part of the Selling Shareholders set forth in Section 2 hereof, in each case as of the date hereof and as of the Closing Date or the Option Closing Date as though then made; (2) the timely performance by each of the Company and the Selling Shareholders of their respective covenants and other obligations hereunder; and (3) each of the following additional conditions:

(a) Accountant’s Comfort Letter. On the date hereof, the Representative shall have received from the Accountant, a letter dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in independent public or certified public accountants’ “comfort letters” to the Representative, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date or the Option Closing Date, as applicable:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date and each Option Closing Date, if any, in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change.

(d) CFO Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of such date, on behalf of the Company, with respect to certain financial data contained in the Registration Statement, Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

(e) Officers’ Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date or the Option Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date and/or the Option Closing Date, as applicable;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Offered Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States; and

(iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the share capital (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into Ordinary Shares of the Company) or outstanding Indebtedness of the Company or any Subsidiary (except for the conversion of such Indebtedness into Ordinary Shares of the Company); (e) any dividend or distribution of any kind declared, paid or made on Ordinary Shares of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(f) Secretary’s Certificate; Certificate of Selling Shareholders.

(i) On the Closing Date and/or the Option Closing Date, the Representative shall have received a certificate of the Company, signed by the Secretary of the Company, or if the Company does not have a Secretary, by the Chief Executive Officer, dated such Closing Date, certifying: (i) that each of the Company’s certificate of incorporation and memorandum and articles of association attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries articles of incorporation, articles of association, memorandum of association, bylaws or other charter documents attached to such certificate is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Board of Directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iv) the good standing of the Company and each of the Subsidiaries (except in such jurisdictions where the concept of good standing is not applicable). Certificates evidencing the good standing of the Company and each applicable Subsidiary should be dated no more than three (3) business days prior to the Closing Date. The documents referred to in such certificate shall be attached to such certificate.

(ii) The Representative shall have received on the Closing Date a certificate of each Selling Shareholder, dated the Closing Date and addressed to the Representative, to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true and correct, as if made on and as of the Closing Date, and such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g) Bring-down Comfort Letter. On the Closing Date and/or the Option Closing Date, the Representative shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 7, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date and/or the Option Closing Date.

(h) Lock-Up Agreement from Certain Security Holders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative lock-up agreements substantially in the form of Exhibit A hereto from each of the Company’s officers, directors, and security holders of the Ordinary Shares or securities convertible into or exercisable for Ordinary Shares prior to the Offering listed on Schedule D hereto.

(i) Exchange Listing. The Offered Securities to be delivered on the Closing Date and/or the Option Closing Date shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(j) Company/Selling Shareholders Counsel Opinions. On the Closing Date and/or the Option Closing Date, the Representative shall have received:

(i) the favorable opinion of Bevilacqua PLLC, U.S. counsel to the Company, including, without limitation, negative assurance letter, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and the Representative’s Counsel;

(ii) the favorable opinion of special legal counsel(s) to the Selling Shareholders, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and the Representative’s Counsel;

(iii) the favorable opinion of DeHeng Law Offices (Hong Kong) LLP, Hong Kong counsel to the Company, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and the Representative’s Counsel;

(iv) the favorable opinion of Beijing DeHeng Law Offices, People’s Republic of China counsel to the Company, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and the Representative’s Counsel.; and

(v) the favorable opinion of Harney Westwood & Riegels, Cayman Islands counsel to the Company, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and the Representative’s Counsel.

The Underwriters shall rely on the opinions of the Company’s Cayman Islands counsel, Harney Westwood & Riegels, filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation, validity of the Offered Securities and due authorization, execution and delivery of the Agreement.

(k) Representative’s Warrants. At the Closing Date and/or each Option Closing Date, as applicable, the Company shall issue the Representative’s Warrants to the Representative, as set forth in Section 3 hereof.

(l) FINRA matters. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m) Additional Documents. On or before the Closing Date and/or the Option Closing Date, as applicable, the Representative and the Representative’s Counsel shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company and the Selling Shareholders at any time on or prior to the Closing Date and/or the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representative) and Section 9 shall at all times be effective and shall survive such termination.

SECTION 8. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

SECTION 9. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Underwriters, their respective affiliates and each of their respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or in any other materials used in connection with the Offering made in reliance upon and in conformity with the Underwriters Information. The indemnification obligations under this Section 9(a) are not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Indemnification by the Selling Shareholders. Each of the Selling Shareholders will, severally and jointly, indemnify, defend and hold harmless the Underwriters Indemnified Parties against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), including any legal or other expenses reasonably incurred by them in connection with evaluating, investigating or defending against such losses, claims, damages, liabilities or actions, arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and Selling Shareholders will reimburse the Underwriter Indemnified Parties for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; (iii) in whole or in part, any material inaccuracy in the representations and warranties of such Selling Shareholder contained herein; or (iv) in whole or in part, any material failure of such Selling Shareholder to perform its obligations hereunder or under law; provided, however, that in the case of clauses (i) and (ii) to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission made therein in reliance upon and in conformity with the information provided by the respective Selling Shareholder expressly for use therein, it being agreed that the only such information is that which is included under the heading “Principal and Selling Shareholders” which relates to such Selling Shareholder. The Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by the Company in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or, in reliance upon and in conformity with the Underwriters Information.

(c) Indemnification by the Underwriters. The Underwriters shall indemnify and hold harmless the Company, the Company’s affiliates and each of their respective directors, officers, employees, agents and the Selling Shareholders, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Underwriters) arising out (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriters Information and shall reimburse the Company and/or the Selling Shareholders for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 9(c), in no event shall any indemnity by the Underwriters under this Section 9(c) exceed the total discounts received by the Underwriters in connection with the Offering. The indemnification obligations under this Section 9(c) are not exclusive and will be in addition to any liability, which the Company and/or the Selling Shareholders might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

(d) Procedure. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 9(a), 9(b)or 9(c), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 9(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 9 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 9 is a Company Indemnified Party. Subject to this Section 9(d), the amount payable by an indemnifying party under Section 9 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a), Section 9(b) or Section 9(c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified parry or parties on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 9(e) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 9(e) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations as determined in a final judgment by a court of competent jurisdiction. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, with respect to the Offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company or the Selling Shareholders by the Underwriters for use in any preliminary prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(e) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 9(e) shall be deemed to include, for purposes of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 9(e), the Underwriters shall not be required to contribute any amount in excess of the total discounts received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act by the Underwriters. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 10. Termination of this Agreement; Underwriter Default.

(a) Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Underwriters by written notice given to the Company and the Selling Shareholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by Nasdaq; (ii) a general banking moratorium shall have been declared by any U.S. federal, regional, local, or Cayman Islands authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Underwriters, is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities, (iv) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Offered Securities, (v) if the Company or the Selling Shareholders are in material breach of any of their respective representations, warranties or covenants hereunder, (vi) if the Representative shall have become aware after the date hereof of such a Material Adverse Change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Offered Securities or to enforce contracts made by the Underwriters for the Offering, or (vi) regulatory approval (including but not limited to Nasdaq approval) for the Offering is denied, conditioned or modified and as a result it makes it impracticable for the Representative to proceed with the offering, sale and/or delivery of the Offered Securities or to enforce contracts for the Offering. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company and the Selling Shareholders to any of the Underwriters, except that the Company shall be, subject to demand by the Underwriters, obligated to reimburse the Underwriters for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses shall not exceed $100,000 in the aggregate, (b) the Underwriters to the Company and the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 6 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters) and Section 9 shall at all times be effective and shall survive such termination.

(b) Except as otherwise stated in this section, the Agreement may not be terminated by the Company prior to the Closing Date, other than for “Cause.” “Cause,” for the purpose of this Agreement, shall mean, as an uncured material breach of the Agreement by the Representative or a material failure by the Representative to provide the underwriting services contemplated hereunder. In the event that the Company believes that the Representative has engaged conduct constituting Cause, it must first notify Representative in writing of the facts and circumstances supporting such an assertion(s) and allow Representative twenty (20) days to cure such alleged conduct.

(c) If any Underwriter or Underwriters shall default in its or their obligation to purchase the Firm Shares or Additional Shares, if the Over-allotment Option is exercised hereunder, and if the number of the Firm Shares or Additional Shares, as applicable, with respect to which such default relates (the “Default Securities”) does not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (d) below) exceed in the aggregate ten percent (10%) of the number of Firm Shares or Additional Shares, as applicable, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion to the total number of Default Securities then being purchased as the number of Firm Shares or Additional Shares, as applicable, set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Shares or Additional Shares, as applicable, set forth opposite the names of the non-defaulting Underwriters; subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(d) In the event that the aggregate number of Default Securities exceeds ten percent (10%) of the number of Firm Shares or Additional Shares, if the Over-Allotment Option is exercised hereunder, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five (5) calendar days after such default exceeds 10% of the Firm Shares or Additional Shares, as applicable, the Representative does not arrange for the purchase of the Default Securities as provided in this Section 10, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 6, 9, and 10 hereof) or the Underwriters (except as provided in Section 9 hereof), but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of their liability, if any, to the other Underwriters and the Company for damages related to its or their default hereunder.

(e) In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date, as applicable, for a reasonable period, not exceeding five (5) business days, in order to effect whatever changes may thereby be necessary in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of the Representative’s Counsel, may be necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares or Additional Shares, as applicable.

SECTION 11. No Advisory or Fiduciary Responsibility. The Company and each of the Selling Shareholders hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the Offering. The Company and each of the Selling Shareholders further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company and the Selling Shareholders, either in connection with the transactions contemplated by this Agreement and the Representative’s Warrants or any matters leading up to such transactions, and the Company and each of the Selling Shareholders hereby confirm their understanding and agreement to that effect. The Company and each of the Selling Shareholders hereby further confirm their understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Offered Securities; and the Company and each of the Selling Shareholders have consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement, the Representative’s Warrants and the Offering. The Company, each of the Selling Shareholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company or the Selling Shareholders regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Selling Shareholders. The Company and each of the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Shareholders may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Selling Shareholders in connection with the transactions contemplated by this Agreement and the Representative’s Warrants or any matters leading up to such transactions.

SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, of its officers, the Selling Shareholders and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Selling Shareholders, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Offered Securities and payment for them as contemplated hereby and (iii) termination of this Agreement.

SECTION 13. Taxes.

(a) If any sum payable by the Company or the Selling Shareholders under this Agreement is subject to tax in the hands of an Underwriter or Representative (each a “Taxable Entity”) or taken into account as a receipt in computing the taxable income of that Taxable Entity (excluding net income taxes on underwriting commissions payable hereunder), the Company and/or the Selling Shareholders shall pay such additional amount as will ensure that the Taxable Entities shall be left with the sum it would have had in the absence of such tax.

(b) All sums payable by the Company or the Selling Shareholders under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company and/or the Selling Shareholders shall pay such additional amount as will result in the receipt by each Taxable Entity of the full amount that would have been received had no deduction or withholding been made.

(c) All sums payable to a Taxable Entity shall be considered exclusive of any value added or similar taxes. Where either the Company or the Selling Shareholders are obliged to pay value added or similar tax on any amount payable hereunder to a Taxable Entity, the Company and/or the Selling Shareholders shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(d) Without prejudice to the generality of the foregoing, if a Taxable Entity is required by any Hong Kong government authority to pay any taxes imposed by the Hong Kong government or any administrative subdivision or taxing authority thereof or therein (“Hong Kong Taxes”) as a result of this Agreement, the Company and/or the Selling Shareholders will pay an additional amount to such Taxable Entity so that the full amount of such payments as agreed herein to be paid to such Taxable Entity is received by such Taxable Entity and will further, if requested by such Taxable Entity, use commercially reasonable efforts to give such assistance as such Taxable Entity may reasonably request to assist such Taxable Entity in discharging its obligations in respect of such Hong Kong Taxes, including by making filings and submissions on such basis and such terms as such Taxable Entity may reasonably request, promptly making available to such Taxable Entity notices received from any Hong Kong governmental authority and, subject to the receipt of funds from such Taxable Entity, by making payment of such funds on behalf of such Taxable Entity to the relevant Hong Kong government authority in settlement of such Hong Kong Taxes. In the event the Company and/or the Selling Shareholders must pay any such Hong Kong Taxes to a relevant taxing authority, the Company and/or the Selling Shareholders shall forward to such Taxable Entity an official receipt or a copy of the official receipt issued by the taxing authority or other document evidencing such payment.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or emailed, if to the Selling Shareholders, then to the address for the Selling Shareholders set forth on Schedule F to this Agreement, and if to the Underwriters or the Company, as follows:

If to the Representative:

Bancroft Capital, LLC

501 Office Center Drive, Suite 130

Fort Washington, PA 19034

Attn: Jason Diamond

Email: jdiamond@bancroft4vets.com

With a copy (which shall not constitute notice) to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attn:	William S. Rosenstadt, Esq.
Yarona Yieh, Esq.
Email:	wsr@orllp.legal
yly@orllp.legal

If to the Company:

Hong Kong Pharma Digital Technology Holdings Limited

Room B1, 5/F., Well Town Industrial Building,

13 Ko Fai Road, Yau Tong, Kowloon

Hong Kong

Attn: Wong Lap Sun, Director and Chief Executive Officer

Email: samwong@9zt.hk

With a copy (which shall not constitute notice) to:

Bevilacqua PLLC
1050 Connecticut Avenue, NW
Suite 500
Washington, DC 20036

Attn: Kevin Sun

Email: Kevin@bevilacquapllc.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Shareholders, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors” shall not include any purchaser of the Offered Securities as such merely by reason of such purchase. The term “successors and assigns” shall not include a purchaser of any of the Offered Securities from the Underwriters merely because of such purchase.

SECTION 16. Partial Unenforceability; Enforceability of Judgment.

(a) The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(b) The Company agrees that any final judgment against the Company for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or any transaction contemplated herein and therein would be recognized and enforced, without re-examination or review of the merits of the underlying dispute by the courts of Hong Kong or the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by an action commenced on the foreign judgment debt in the courts of Hong Kong provided that subject to the judicial discretion under common law for Hong Kong (a) a separate legal action was brought at common law in a Hong Kong to enforce such judgment; (b) such judgment was a final judgment conclusive upon the merits of the claim; (c) such judgement was for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges; (d) such judgement was not obtained by fraud; (e) the proceedings in which such judgment was obtained were not opposed to natural justice; (f) the enforcement or recognition of such judgment would not be contrary to the public policy of Hong Kong; (g) the court of the United States was jurisdictionally competent; and (h) such judgment was not in conflict with a prior Hong Kong judgment. The Company is not aware of any reason why the enforcement in Hong Kong of such a New York Court judgment would be, as of the date hereof, contrary to natural justice of the public policy of Hong Kong.

(c) The Company agrees that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, or in respect of a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 6 years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

SECTION 17. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof.

SECTION 18. Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the Offering, except for those specific provisions of the Assignment Agreement among the Company, Eddid and the Representative that are not related to the Offering, each of which provisions shall remain in full force and effect for the term of the Assignment Agreement. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 9, the representations, warranties and other statements of the Company and the Underwriters of Sections 1 and 2 and is fully informed regarding said provisions. The respective indemnities, contribution agreements, representations, warranties set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Offered Securities and payment for them as contemplated hereby and (iii) termination of this Agreement. Each of the parties hereto further acknowledges that the provisions of Section 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED

By:
	Name:	Wong Lap Sun
	Title:	Director and Chief Executive Officer

SELLING SHAREHOLDERS:

LAP SUN WONG

By:
Name:

HONGKONG PROFIT FIELDS GROUP LIMITED

By:
Name:
Title:

LIANG ZHANG

By:
Name:

ALL SMART VENTURES LIMITED

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

For itself and on behalf of the several
Underwriters listed on Schedule A hereto

BANCROFT CAPITAL, LLC

By:
	Name:	Jason Diamond
	Title:	Head of Investment Banking

SCHEDULE A

Underwriters	Number of Firm Shares	Number of Selling Shareholders Shares
Bancroft Capital, LLC	[●]	[●]
Eddid Securities USA Inc.	[●]	[●]
Total	[●]	[●]

SCHEDULE B

Issuer Free Writing Prospectus(es)

[●]

SCHEDULE C

Pricing Information

Number of Firm Shares:

Number of Additional Shares:

Number of Selling Shareholders Shares:

Public Offering Price per Firm Share: $

Public Offering Price per Additional Share: $

Public Offering Price per Selling Shareholders Share: $

Underwriting Discount per Firm Share: $

Underwriting Discount per Additional Share: $

Underwriting Discount per Selling Shareholders Share: $

Proceeds to Company per Firm Share (before expenses): $

Proceeds to Company per Additional Share (before expenses): $

Proceeds to Selling Shareholder per Selling Shareholders Share (before expenses): $

SCHEDULE D

Lock-Up Parties

Name	Lock-Up Period
Lap Sun Wong*	six (6) months
Zhifang Zhang	six (6) months
Man Bun Kwok	six (6) months
Yingying Li	six (6) months
Raina Zou	six (6) months
Dr. King Yin Lai	six (6) months
Dr. Kam Leung Chan	six (6) months
Atlantic Health Century International Group Limited	six (6) months
Fame Overseas Supply Chain Limited	six (6) months
Pacific Health Century International Group Limited	six (6) months
Profit Seeker Limited	six (6) months
HongKong Profit Fields Group Limited*	six (6) months
Liang Zhang*	three (3) months
Jing Xu	three (3) months
All Smart Ventures Limited*	three (3) months
Deeply Witness Limited	three (3) months

*	Except for 403,685 Ordinary Shares beneficially owned by the Selling Shareholders, including Lap Sun Wong with respect to 103,759 Ordinary Shares, HongKong Profit Fields Group Limited with respect to 24,038 Ordinary Shares, Liang Zhang with respect to 250,000 Ordinary Shares, and All Smart Ventures Limited with respect to 25,888 Ordinary Shares

SCHEDULE E

Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation
V-Alliance Technology Supplies Limited	Hong Kong
Joint Cross Border Logistics Company Limited	Hong Kong

SCHEDULE F

Selling Shareholders

Name of Selling Shareholder	Address of Selling Shareholder	Number of Selling Shareholders Shares to be Sold
Lap Sun Wong	Room A, 52/F, Residence Oasis, 15 Pui Shing Road, Hang Hau, NT, Hong Kong	103,759
HongKong Profit Fields Group Limited	Building A7, Guangsha Road, Fuyong Town, Bao’an District, Shenzhen City, Guangdong Province, China	24,038
Liang Zhang	Flat A, 28/F, BLK 5B, Lionrise, 8 Muk Lun ST, Wong Tai Sin, KLN, Hong Kong	250,000
All Smart Ventures Limited	Flat A, 8/F., Evernew Commercial Centre, 33 Pine Street, Tai Kok Tsui, Kowloon, Hong Kong.	25,888
TOTAL:		403,685

SCHEDULE G

Testing the Waters Communications

[●]

EXHIBIT A

Form of Lock-Up Agreement

[●], 2024

Bancroft Capital, LLC

501 Office Center Drive, Suite 130

Fort Washington, PA 19034

As Representative of the Underwriters named on Schedule A of the Underwriting Agreement

Ladies and Gentlemen:

As an inducement to the underwriters, for which Bancroft Capital, LLC (the “Representative”) is acting as the representative, to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of ordinary shares, par value $0.001 per share (the “Ordinary Shares”), of HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED, a Cayman Islands exempted company and any successor (by merger or otherwise) thereto (the “Company”), the undersigned, hereby agrees that without, in each case, the prior written consent of the Representative Lock-Up Period (as defined below), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares (including Ordinary Shares which may be deemed to be beneficially owned by the undersigned or an Affiliate (as defined below) of the undersigned or a person in privity with the undersigned or an Affiliate of the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a share option or warrant) whether now owned or hereafter acquired by the undersigned or an Affiliate of the undersigned or a person in privity with the undersigned or an Affiliate of the undersigned or with respect to which the undersigned or an Affiliate of the undersigned or a person in privity with the undersigned or an Affiliate of the undersigned has or hereafter acquires the power of disposition (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Undersigned’s Securities or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Undersigned’s Securities or any security convertible into or exercisable or exchangeable for Ordinary Shares; or (4) publicly disclose the intention to do any of the foregoing. For purposes herein, “Affiliate” means, with respect to any Person (which means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, governmental authority or other entity of any kind), any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

The “Lock-Up Period” means the period that will commence on the date of this Agreement and continue and include the date that is [three (3)/six (6)] months after the effective date of the Registration Statement.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect Affiliate of the undersigned or (2) distributions of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares to limited partners, limited liability company members or shareholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) by testate succession or intestate succession or (vi) pursuant to the Underwriting Agreement; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. Furthermore, notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities in a transaction not involving a public offering or public resale; provided that (x) the transferee agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, and (y) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Ordinary Shares if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement and the Representative’s Warrants if (i) the Company notifies the Representative that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, or (iii) the Offering is not consummated by [●].

The undersigned understands that the underwriters named in the Underwriting Agreement are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

[Signature Page Follows]

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

, 2024

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED (the “Company”) of [●] ordinary shares (“Ordinary Shares”), par value $0.001 per share, and the lock-up agreement dated ______, 2024 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ___________, 20[●], with respect to [●] Ordinary Shares (the “Shares”).

The undersigned hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective ___________, 20[●]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

Acting severally on behalf of themselves and the several Underwriters named in Schedule A hereto

Bancroft Capital, LLC

By:
Name:
Title:

cc: HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED

EXHIBIT C

Form of Press Release

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED

[●], 202[●]

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED (the “Company”) announced today that Bancroft Capital, LLC, acting as the representative for the underwriters in the Company’s recent initial public offering of the Company’s ordinary shares (“Ordinary Shares”), par value $0.001 per share, is [waiving] [releasing] a lock-up restriction with respect to [●] Ordinary Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 20[●], and the securities may be sold on or after such date.

[--]

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

EXHIBIT D

FORM OF WARRANT

As attached.

53